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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



ALAMBRY FUNDING INC
ALAMBRY FUNDING LLC
AP ORLEANS, INC OF NJ
AP ORLEANS, INC. OF PA
COMMUNITY MANAGEMENT SERVICES GROUP, INC.
FPA MORTGAGE INVESTMENTS INC.
ORLEANS AIR LLC
ORLEANS CONSTRUCTION CORP.
ORLEANS CORPORATION
ORLEANS CORPORATION OF NJ
P&L REALTY
PARKER LANCASTER & ORLEANS
PARKER LANCASTER CORPORATION
PARKER LANCASTER, TIDEWATER (LLC)
QUAKER SEWER
SHARP ROAD FARM, INC.